                                             As filed pursuant to Rule 424B3
                                             Registration No. 333-59018




                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
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                            VARIABLE SEPARATE ACCOUNT
                      (PORTION RELATING TO THE POLARIS(II)
                  FEATURING PRINCIPAL REWARDS VARIABLE ANNUITY)

           SUPPLEMENT TO THE POLARIS(II) FEATURING PRINCIPAL REWARDS
                           VARIABLE ANNUITY PROSPECTUS
                                DATED MAY 1, 2001
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The following replaces the third paragraph under the heading INCOME OPTIONS on page 22 of the prospectus:

        Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later (latest Annuity
        Date). If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

Date:  July 31, 2001

                Please keep this Supplement with your prospectus.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
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                            VARIABLE SEPARATE ACCOUNT
             (PORTION RELATING TO THE POLARIS(II) VARIABLE ANNUITY)

           SUPPLEMENT TO THE POLARIS(II) VARIABLE ANNUITY PROSPECTUS
                                DATED MAY 1, 2001
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The following replaces the second paragraph under the heading INCOME OPTIONS on page 18 of the prospectus:

        Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later (latest Annuity
        Date). If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

Date:  July 31, 2001

                Please keep this Supplement with your prospectus.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
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                            VARIABLE SEPARATE ACCOUNT
            (PORTION RELATING TO THE POLARISAMERICA VARIABLE ANNUITY)

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          SUPPLEMENT TO THE POLARISAMERICA PROSPECTUS DATED MAY 1, 2001

        The following replaces the second paragraph under the heading INCOME OPTIONS on page 18 of the prospectus:

        Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later (latest Annuity
        Date). If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

Date:  July 31, 2001

      Please keep this Supplement with your prospectus.